Exhibit 99.6

18 December 2017

Hudson Global announces plan for strategic divestments

Management buy-out for APAC Recruitment and Talent Management businesses

SYDNEY, AUSTRALIA – Hudson Global, Inc. (Nasdaq: HSON) (Hudson Global) has entered into definitive agreements to sell its recruitment and talent management operations in Asia Pacific (APAC) in a management buy-out (MBO) led by Mark Steyn, chief executive officer, APAC.

The transaction is part of a wider strategy by Hudson Global to divest some of its global operations, including the sales of its recruitment and talent management operations in Europe, to focus on its global Recruitment Process Outsourcing (RPO) business.

Mr Steyn commented: “The decision by Hudson Global has created an opportunity for members of the APAC Executive Leadership Team to buy a business that we are proud of and to apply our experience to deliver talent management solutions for clients in the region.

“Collectively, the MBO team has 76 years’ combined experience with Hudson APAC and we are passionate about the business. We will retain the Hudson brand.”

The APAC Executive Leadership Team (ELT) participating in the MBO, in addition to Mark Steyn, includes Dean Davidson (Executive General Manager, Recruitment Australia/NZ), Amy Yates (Executive General Manager, Recruitment Asia), Simon Moylan (Executive General Manager, Talent Management) and Kendall Ryan (Chief Financial Officer). The ELT will also be supported by an experienced Board of Directors, chaired by Robert Moran.

The new Hudson APAC business consists of 16 offices, across five countries, employing a team of more than 675 people with revenue in excess of AUD300m.The proposed transaction is subject to Hudson Global shareholder approval and other customary conditions. Completion is expected in the first half of 2018.

Forward-Looking Statements

This press release contains statements that the company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions’ that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, Hudson Global’s ability to complete the sales of its recruitment and talent management operations in Asia Pacific on anticipated terms and timetable; the possibility that various closing conditions for the proposed sales may not be satisfied or waived; Hudson Global’s ability to obtain shareholder approval for the sale of substantially all of its assets as a result of the proposed sales; Hudson Global’s ability to achieve anticipated benefits from the proposed sales and operate successfully as a company focused on its RPO business; global economic fluctuations; the company’s ability to successfully achieve its strategic initiatives; risks related to fluctuations in the company’s operating results from quarter to quarter; the ability of clients to terminate their relationship with the company at any time; competition in the company’s markets; the negative cash flows and operating losses that may recur in the future; restrictions on the company’s operating flexibility due to the terms of its credit facilities; risks associated with the company’s investment strategy; risks related to international operations, including foreign currency fluctuations; the company’s dependence on key management personnel; the company’s ability to attract and retain highly skilled professionals; the company’s ability to collect accounts receivable; the company’s ability to maintain costs at an acceptable level; the company’s heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the company’s exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the company’s business reorganization initiatives and limits on related insurance coverage; the company’s ability to utilize net operating loss carry-forwards; volatility of the company’s stock price; the impact of government regulations; restrictions imposed by blocking arrangements; and risks related to potential acquisitions or dispositions of businesses by the company. Additional information concerning these and other factors is contained in the company’s filings with the Securities and Exchange Commission (“SEC”). These forward-looking statements speak only as of the date of this document. The company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Important Additional Information and Where to Find It

This communication does not constitute a solicitation of a vote or proxy. In connection with the proposed transaction, Hudson Global intends to file relevant materials with the SEC, including a proxy statement. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HUDSON GLOBAL AND THE PROPOSED TRANSACTION. The proxy statement and certain other relevant materials (when they become available) and other documents filed by Hudson Global with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov. In addition, investors may obtain copies of these documents (when they become available) free of charge by written request Hudson Global, Inc., 1325 Avenue of the Americas, 12th Floor, New York, New York 10019 or by calling (212) 351-7300.

Participants in the Solicitation

Hudson and its executive officers and directors may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the executive officers and directors of Hudson and the number of shares of Hudson Global’s common stock beneficially owned by such persons is set forth in the proxy statement for Hudson Global’s 2017 annual meeting of stockholders which was filed with the SEC on May 1, 2017, and Hudson Global’s Annual Report on Form 10-K for the period ended December 31, 2016. Investors may obtain additional information regarding the direct and indirect interests of Hudson Global and its executive officers and directors in the transaction by reading the proxy statement regarding the transaction when it becomes available.

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